Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Uranium Resources, Inc. of our report dated March 16, 2010 relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of Uranium Resources, Inc. for the year ended December 31, 2009.

/s/  Hein & Associates LLP

Dallas, Texas

April 30, 2010